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                                                                    EXHIBIT 23.1


                        PETROLEUM CONSULTANT'S CONSENT
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     We consent to incorporation by reference in the Registration Statement on
Form S-3 of Devon Energy Corporation, the reference to our appraisal report for Devon Energy Corporation as of December 31, 1999, which appears in the December 31, 1999 annual report on Form 10-K of Devon Energy Corporation.

     We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.


     LAROCHE PETROLEUM CONSULTANTS, LTD.

     /s/ WILLIAM M. KAZMANN
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         William M. Kazmann
         Partner

     October 12, 2000